UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Strata Skin Sciences, Inc. (the "Company" has previously reported that on April 27, 2016, it had received written notification (the "Notice") from The NASDAQ Stock Market ("NASDAQ") that the closing bid price of its common stock had been below the minimum $1.00 per share for the previous 30 consecutive business days, and that the Company was therefore not in compliance with the requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). The Notice provided the Company with an initial period of 180 calendar days, or until October 24, 2016, to regain compliance with the listing rules, which deadline was extended to April 24, 2017.  The Company previously reported these events under Item 3.01 of Form 8-K.

In order to effect compliance, the Company implemented a 1-for-5 reverse stock split of the Company's common stock, and the Company's common stock commenced trading on a post-reverse split basis on April 7, 2017.

As a result of the reverse split, the Company's share price increased, reflecting the decreased number of shares of the Company's common stock outstanding.

On April 24, 2017, NASDAQ notified the Company that the Company had regained compliance with Listing Rule 5550(a)(2) and that NASDAQ had determined that the issue of non-compliance for failure to meet the minimum $1.00 bid price was now closed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.
By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date:  April 25, 2017